September 27, 2007

Crossville, Tennessee

Re: First Amendment to Convertible Line of Credit Note Agreement

Dear      :

Reference is hereby made to that certain Convertible Line of Credit Note Agreement (“Agreement”) dated as of April 23, 2007 by and among Digital Lifestyles Group, Inc., a Delaware corporation (“DLFG”) and      (“you”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Agreement.

As of the date hereof, the Company owes you principal pursuant to the terms of the Agreement the aggregate amount of $250,000 (the “Outstanding Amount”). You hereby agree to amend the Agreement to provide an additional $100,000 in financing to DLFG (“First Amendment”) simultaneous with the appointment of Ken Page as the Company’s Chairman and Chief Executive Officer. In consideration of this Additional Amount, DLFG agrees to set the conversion price at $0.18 per share of common stock of DLFG as it relates to this Additional Amount only. As additional consideration, DLFG further agrees to issue you a warrant to purchase shares of common stock, the number of which shall be equal to 20% of the total share amount issued upon conversion of the Additional Amount of the Note, with an exercise price of $0.18 per share. The warrant will expire four years from the date of issuance, which shall be deemed to be on the earlier of (i) the maturity date of the Note; (ii) the date on which the funds are advanced in full and owing to the Company; or (iii) the date on which the Company elects to pay off the Note in full during the term. In connection with both the convertible note and the warrant, the Company will enter into a registration rights agreement with you whereby the Company agreed to register for resale the shares underlying the convertible note and warrants

All other terms and conditions as set forth in the Agreement, including the interest rate of 7.5%, shall remain the same.

This First Amendment may not be amended or waived except by an instrument in writing signed by the Company and You. This First Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Tennessee. This First Amendment sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

IN WITNESS WHEREOF, each of the parties hereto has executed this First Amendment as of the date first above set forth.

[SIGNATURE PAGE TO FOLLOW]

DIGITAL LIFESTYLES GROUP, INC.

By: /s/ L.E.Smith
Name: L.E. Smith
Title: Outgoing Chairman and Chief Executive
Officer

Acknowledged and agreed to by:

     /s/ Ken Page

Ken Page
Incoming Chairman and Chief Executive Officer

Holder